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                                                                   EXHIBIT 4.3

                              STOCK OPTION CONTRACT



         THIS STOCK OPTION CONTRACT made by and between MAGNETIC TECHNOLOGIES CORPORATION, having its offices located at 770 Linden Avenue, Rochester, New York 14625 ("the Company") and G. THOMAS CLARK, residing at 1492 East Avenue, Rochester, New York 14610 ("the Director").

                  WHEREAS, the Company's Board of Directors and stockholders have adopted the "1996 Stock Option Plan" ("the Plan"), under which a Non-Qualified Stock Option may be issued to the Director (that is an option not intended to meet the requirements of an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986); and

                  WHEREAS, the Directors Option Committee of the Company's Board of Directors has determined that it is desirable to provide an incentive to the Director to serve as a member of the Company's Board of Directors by enabling the Director to share in the success of the Company through an equity interest; and

                  WHEREAS, in the judgment of the Company's Board of Directors, the fair market value of the Company's Common Stock on December 16, 1996 (the day before this Stock Option Contract was authorized) was $4.00 per share;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the Company hereby grants to the Director a stock option to purchase an aggregate of seven thousand five hundred (7,500) shares of the Company's $.15 par value Common Stock ("the Shares") at a price of Four Dollars ($4.00) per Share, pursuant to the terms and conditions of this Contract and of the Plan (the terms of the Plan are incorporated by reference within this Contract).


         1. EXERCISE TERM. The term of this stock option (that is, the period during which it may be exercised by the Director in whole or in part) will commence on January 1, 1997, and will expire upon the earliest to occur of the following dates: (a) December 16, 2006; (b) pursuant to any of the provisions of the Plan or this Contract; (c) upon the mutual written agreement of the Company and the Director or (d) upon the occurrence of, and in accordance with, the any of the following events:

                  A. This stock option may be exercised during the Director's lifetime only if, at all times beginning on the date hereof and ending three (3) months before the exercise date, the Director is a member of the Company's Board of Directors; provided, however, that, if such directorship becomes terminated by reason of the Director's disability, the three-month period after the cessation of the directorship during which this stock option may be exercised will instead be a period of one (1) year, but no event later than December 16, 2006.

                  B. In the event that the Director shall die prior to the complete exercise of all rights under this Contract, the then unexercised portion of this stock option may be exercised in whole or in part for a period of six (6) months after the date of the Director's death, either by the Director's estate or by or on behalf of such persons to whom the Director's rights hereunder shall pass under the Director's Will or the laws of descent and distribution, but in no event later than December 16, 2006.


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         2. NON-ASSIGNABILITY. This stock option may be exercised only by the
Director during the Director's lifetime, and the rights granted under this Contract may not be assigned, pledged or transferred by the Director, except by Will or the laws of descent and distribution as set forth in Paragraph 1 hereof.

         3. ADJUSTMENTS FOR CHANGE OF SHARES. The aggregate number and kind of Shares issuable under this Contract, and the exercise price of this stock option, shall be adjusted for any change in the Shares resulting from a stock dividend or recapitalization (including a stock split, merger, combination or exchange of Shares; but excluding the Company's issuance, sale or purchase of Shares for money, services or property).

         4. EXERCISE PROCEDURE. In order to exercise the stock option granted hereunder, in whole or in part, the Director (all references to the Director in this Paragraph 4 will mean and include any party acting on behalf of the Director's estate) must give written notice to the Company, directed to its Secretary at its principal office, such notice to specify the number of Shares being purchased and the purchase price being paid therefor, accompanied by payment in full of such purchase price.

                  A. In addition, if the Shares are not then registered under the Securities Act of 1933 ("the Act"), the Director shall concurrently tender a letter to the Company containing, in form and substance satisfactory to counsel for the Company, written acknowledgments, representations and covenants by the Director with respect to such limitations on the transferability of the Shares as counsel for the Company may in its sole discretion determine to be in effect at that time by reason of such non-registration of the Shares, including the Director's (i) acknowledgment that the Shares are being purchased under a claim of exemption from registration under the Act as a transaction not involving a public offering, (ii) representations and warranties that the Shares are being acquired for investment purposes and not with a view to the distribution thereof, and (iii) agreement not to transfer, encumber or dispose of the Shares unless (x) a registration statement with respect to the Shares shall be effective under the Act and there shall have been compliance with applicable state laws or (y) in compliance with Rule 144 or some other exemption from registration under the Act.

                  B. The Company will issue stock certificate(s) to the Director representing the Shares purchased by the Director hereunder as soon as practical after the Company's receipt of the aforementioned notice and payment, including clearance of funds. Each such certificate shall contain such restrictive legends as may be established by counsel for the Company evidencing the aforementioned transfer restrictions. The Director will acquire rights as a stockholder of the Company with respect to the Shares so purchased upon the date of the issuance of such stock certificate(s).

         5. NO RESERVATION OF SHARES. Because of the substantial conditions which must be met to entitle the Director to exercise the stock option rights hereunder, the Company is under no obligation to reserve the Shares under this Contract, and no particular portion of the Company's Common Stock will be construed as optioned or reserved for the Director pursuant to this Contract. The Company will be deemed to have complied with the terms of this Contract if at the time of the Director's exercise of this stock option, the Company has a sufficient number of authorized and unissued Shares or treasury Shares available for such purpose.



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         6. LIMITATIONS ON DISPOSITIONS OF THE SHARES. The Director agrees not to make any subsequent disposition of any Shares acquired by reason of the Director's exercise of this stock option for a period of six (6) months from and after the date of this Contract.

         7. RIGHT OF COMPANY TO CANCEL OPTIONS. The Company retains the right to cancel any unexercised options granted under this Contract at any time, without cause, upon a vote of the Company's Board of Directors. Should the Company determine to cancel any such option, it shall pay to the Director a purchase price equal to the difference between the exercise price of this stock option and the value of the Shares on the effective date of the Company's purchase as established in the notice from the Company to the Director; provided, however, that in no event shall the purchase price be less than zero.

         8. LEGAL RESERVATION. This Contract and the Plan are subject to all federal and State statutes, rules and regulations, including securities laws. If, in the opinion of the Company's counsel, the issuance, sale or transfer of Shares under this Contract is not lawful for any reason, the Company will not be obligated to issue, sell or transfer the Shares notwithstanding conflicting provisions of this Contract or the Plan.


         IN WITNESS WHEREOF, the parties hereto have executed this Contract as of December 17, 1996, in several counterparts, each of which shall be considered to be an original and at least one of which has been delivered to each party hereto.


                                             MAGNETIC TECHNOLOGIES
                                             CORPORATION


                                             By: /s/  Gordon H. McNeil
                                                 -------------------------------
                                                 Gordon H. McNeil, President


                                             THE DIRECTOR:

                                             By: /s/  G. Thomas Clark
                                                 -------------------------------
                                                  G. Thomas Clark